Calculation of Filing Fee Tables
S-8
Rocket Companies, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.00001 per share, pursuant to the Redfin Corporation 2017 Equity Incentive Plan	Other	8,886,605	$ 14.27	$ 126,811,853.35	0.0001531	$ 19,414.89
2	Equity	Class A common stock, par value $0.00001 per share, pursuant to the Redfin Corporation 2017 Equity Incentive Plan	Other	237,780	$ 34.70	$ 8,250,966.00	0.0001531	$ 1,263.22
3	Equity	Class A common stock, par value $0.00001 per share, pursuant to the Redfin Corporation Amended and Restated 2004 Equity Incentive Plan	Other	1,037,900	$ 11.46	$ 11,894,334.00	0.0001531	$ 1,821.02
Total Offering Amounts:						$ 146,957,153.35		$ 22,499.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 22,499.13
Offering Note
[1]	Note 1(a): Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. Note 1(b): This Registration Statement on Form S-8 registers 10,162,285 shares (the "Registered Shares") of Rocket Companies, Inc.'s Class A common stock, par value $0.00001 (the "Rocket Common Stock") issuable pursuant to the restricted stock units and options assumed by Rocket under the Redfin Corporation 2017 Equity Incentive Plan (the "2017 EIP") and the Redfin Corporation Amended and Restated 2004 Equity Incentive Plan (the "2004 EIP") as a result of the consummation of the transactions under the Agreement and Plan of Merger, dated as of March 9, 2025, by and among Rocket, Redfin Corporation and Neptune Merger Sub, Inc. The Registered Shares consist of (i) 8,886,605 shares of Rocket Common Stock issuable for outstanding restricted stock units, (ii) 237,780 shares of Rocket Common Stock issuable upon the exercise of outstanding options under the 2004 EIP and (iii) 1,037,900 shares of Rocket Common Stock issuable upon the exercise of options under the 2017 EIP. Note 1(c): Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Rocket Common Stock reported by the New York Stock Exchange on June 26, 2025.

[2]	Note 2(a): Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. Note 2(b): This Registration Statement on Form S-8 registers 10,162,285 shares (the "Registered Shares") of Rocket Companies, Inc.'s Class A common stock, par value $0.00001 (the "Rocket Common Stock") issuable pursuant to the restricted stock units and options assumed by Rocket under the Redfin Corporation 2017 Equity Incentive Plan (the "2017 EIP") and the Redfin Corporation Amended and Restated 2004 Equity Incentive Plan (the "2004 EIP") as a result of the consummation of the transactions under the Agreement and Plan of Merger, dated as of March 9, 2025, by and among Rocket, Redfin Corporation and Neptune Merger Sub, Inc. The Registered Shares consist of (i) 8,886,605 shares of Rocket Common Stock issuable for outstanding restricted stock units, (ii) 237,780 shares of Rocket Common Stock issuable upon the exercise of outstanding options under the 2004 EIP and (iii) 1,037,900 shares of Rocket Common Stock issuable upon the exercise of options under the 2017 EIP. Note 2(c): Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the weighted average exercise price of the stock options outstanding under the 2017 EIP.

[3]	Note 3(a): Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. Note 3(b): This Registration Statement on Form S-8 registers 10,162,285 shares (the "Registered Shares") of Rocket Companies, Inc.'s Class A common stock, par value $0.00001 (the "Rocket Common Stock") issuable pursuant to the restricted stock units and options assumed by Rocket under the Redfin Corporation 2017 Equity Incentive Plan (the "2017 EIP") and the Redfin Corporation Amended and Restated 2004 Equity Incentive Plan (the "2004 EIP") as a result of the consummation of the transactions under the Agreement and Plan of Merger, dated as of March 9, 2025, by and among Rocket, Redfin Corporation and Neptune Merger Sub, Inc. The Registered Shares consist of (i) 8,886,605 shares of Rocket Common Stock issuable for outstanding restricted stock units, (ii) 237,780 shares of Rocket Common Stock issuable upon the exercise of outstanding options under the 2004 EIP and (iii) 1,037,900 shares of Rocket Common Stock issuable upon the exercise of options under the 2017 EIP. Note 3(c): Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the weighted average exercise price of the stock options outstanding under the 2004 EIP.